
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      91,656,399
<SECURITIES>                                         0
<RECEIVABLES>                                  305,391
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              97,292,310<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                97,292,310<F2>
<SALES>                                              0
<TOTAL-REVENUES>                            19,489,622<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,956,901
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             11,532,721
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         11,532,721
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                11,532,721
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,330,520.
<F2>Liabilities include redemptions payable of $1,269,513, accrued management fees of $322,552, common administrative expenses payable of $126,007, accrued brokerage commission of $74,340, and accrued transaction fees and costs of $3,654.
<F3>Total revenue includes realized trading revenue of $10,304,825, net change in unrealized of $5,260,377 and interest income of $3,924,420.

